UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2022

UTA Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-41114 (Commission File Number)	98-1616250 (I.R.S. Employer Identification No.)
135 5th Avenue, 7th Floor New York, NY (Address of principal executive offices)		10010 (Zip Code)
(917) 781-1679 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	UTAAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	UTAA	The Nasdaq Stock Market LLC

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	UTAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On September 10, 2022, Ophir Lupu, the President of UTA Acquisition Corporation (the “Company”), notified the Company of his resignation from his position as President of the Company, effective immediately. Mr. Lupu’s resignation was not a result of any disagreement with the Company on any matter relating to its operations or its accounting or financial policies or procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2022

UTA Acquisition Corporation

By:/s/ Clinton Foy
Name:Clinton Foy
Title: Co-Chief Executive Officer